FIGS Releases Third Quarter 2021 Financial Results;

Raises Full Year Net Revenues Outlook

SANTA MONICA, Calif., Nov. 10, 2021 — FIGS, Inc. (NYSE: FIGS), a direct-to-consumer healthcare apparel and lifestyle brand, has released its third quarter 2021 financial results and posted a letter to shareholders on its investor relations website at https://ir.wearfigs.com/financials/quarterly-results/default.aspx. In its letter to shareholders, FIGS raised its 2021 full year net revenues outlook to $410 million, compared to its previous outlook of $395 million.

FIGS management will host a conference call and webcast today at 2:00 p.m. PT / 5:00 p.m. ET to discuss the results and the company’s business outlook.

FIGS Third Quarter 2021 Earnings and Conference Call:

When: Wednesday, November 10, 2021

Time: 2:00 p.m. PT / 5:00 p.m. ET

Conference ID: 9516228

Live Call: (866) 211-4956 (US) or (873) 415-0263 (International)

Replay: (800) 585-8367 (US) or (416) 621-4642 (International)

(The replay will be available from approximately two hours after the completion of the live call until 11:59 pm ET on November 17, 2021)

Webcast: https://ir.wearfigs.com/events-and-presentations/events/default.aspx

About FIGS

FIGS is a founder-led, direct-to-consumer healthcare apparel and lifestyle brand that seeks to celebrate, empower and serve current and future generations of healthcare professionals. We create technically advanced apparel and products for healthcare professionals that feature an unmatched combination of comfort, durability, function and style. We market and sell our products directly through our digital platform to provide a seamless experience for healthcare professionals.

Forward-Looking Statements

This press release contains forward-looking statements about FIGS, Inc. (the “Company”) within the meaning of the Private Securities Litigation Reform Act of 1995, as amended (the “Act”) that are based on current management expectations, and which involve substantial risks and uncertainties that could cause actual results to differ materially from the results expressed in, or implied by, such forward-looking statements. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking. These forward-looking statements generally are identified by the words “anticipate”, “believe”, “contemplate”, “continue”, “could”, “estimate”, “expect”, “forecast”,

“future”, “intend”, “may”, “might”, “opportunity”, “outlook”, “plan”, “possible”, “potential”, “predict”, “project,” “should”, “strategy”, “strive”, “target”, “will”, or “would”, the negative of these words or other similar terms or expressions. The absence of these words does not mean that a statement is not forward-looking. These forward-looking statements address various matters including the Company’s outlook and expectations as to net revenues for the full year ended December 31, 2021, which reflects the Company’s expectations based upon currently available information and data. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected and you are cautioned not to place undue reliance on these forward-looking statements. The following important factors and uncertainties, among others, could cause actual results to differ materially from those described in these forward-looking statements: the impact of COVID-19 on the Company’s operations; the Company’s ability to maintain its recent rapid growth; the Company’s ability to maintain profitability; the Company’s ability to maintain the value and reputation of its brand; the Company’s ability to attract new customers, retain existing customers, and to maintain or increase sales to those customers; the success of the Company’s marketing efforts; the Company’s ability to maintain a strong community of engaged customers and Ambassadors; negative publicity related to the Company’s marketing efforts or use of social media; the Company’s ability to successfully develop and introduce new, innovative, and updated products; the competitiveness of the market for healthcare apparel; the Company’s ability to maintain its key employees; the Company’s ability to attract and retain highly skilled personnel and senior management; risks associated with expansion into, and conducting business in, international markets; changes in, or disruptions to, the Company’s shipping arrangements; the Company’s ability to accurately forecast customer demand, manage its inventory, and plan for future expenses; the Company’s reliance on a limited number of third-party suppliers; the fluctuating costs of raw materials; the Company’s failure to protect its intellectual property rights; the fact that the operations of many of the Company’s suppliers and vendors are subject to additional risks that are beyond its control; and other risks, uncertainties, and factors discussed in the “Risk Factors” section of the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (“SEC”) on November 10, 2021 and in the Company’s other filings with the SEC. The forward-looking statements in this press release speak only as of the time made and the Company does not undertake to update or revise them to reflect future events or circumstances.

Contacts

Investors:

Carrie Gillard

IR@wearfigs.com

Media:
Todd Maron
press@wearfigs.com